Exhibit 10.18
EXECUTIVE DEFERRED COMPENSATION PLAN
As Amended and Restated Effective January 1, 2009

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Table of Contents
(Continued)

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ARTICLE 1
INTRODUCTION
1.01	History and Restatement of Plan

This Coinstar, Inc. Executive Deferred Compensation Plan was established, effective January 1, 2002, as an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees of Coinstar, Inc. No deferrals have been permitted under the Plan since December 31, 2004. Prior to January 1, 2006, the Plan was intended to constitute a “grandfathered” plan that was exempt from the requirements of Code Section 409A. Effective January 1, 2006, the Plan was modified to permit Participants to defer payout of amounts for which they had previously elected in-service distribution dates. Accordingly, all amounts deferred under the Plan that had not been distributed prior January 1, 2006 became subject to the requirements of Code Section 409A as of that date. (Amounts distributed prior to January 1, 2006 were not subject to the requirements of Code Section 409A.) The amendment and restatement set forth herein is effective as of January 1, 2009 and applies to all benefits that remain unpaid on or after that date (whether deferred before, on or after January 1, 2005).

1.02	Intent and Status of Plan

The Plan is intended to be an unfunded plan maintained by Coinstar, Inc. (the Company) primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees of the Company (and intended to be within the exemptions therefore, without limitation, of Sections 201(2), 301(a)(3), 401(a)(1) and 4021(b)(6) of ERISA and Section 220.104-23 of the Labor Regulations). The Plan is intended to be “unfunded” for purposes of both ERISA and the Code. The Plan is not intended to be a qualified plan under Section 401(a) of the Code; rather, the Plan is intended to be a “nonqualified” plan.
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ARTICLE 2
DEFINITIONS
Each following word, term and phrase shall have the following respective meanings whenever such word, term or phrase is capitalized and used in any Article of this Plan unless the context clearly indicates otherwise:
2.01	Beneficiary

Beneficiary” means the person, trust or other entity designated by the Participant in accordance with Section 5.05 hereof to receive payment under the Plan in the event of the Participant’s death.

2.02	Board

“Board” means the Board of Directors of the Company.

2.03	Committee

“Committee” means the Committee appointed by the Board to administer the Plan pursuant to Article 7 hereof. If no such Committee has been appointed, then the term Committee shall mean the Company by and through any executive officer duly authorized to act on behalf of the Company.

2.04	Code

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

2.05	Company

“Company” means Coinstar, Inc., a Delaware Corporation and any business organization or corporation into which Coinstar, Inc. may be merged or consolidated or by which it may be succeeded.

2.06	Deferred Compensation Account

“Deferred Compensation Account” means, for each Participant, the separate book reserve account (and any subaccounts or parts thereof) maintained by the Company pursuant to Article 4 of this Plan to which were credited (added) all amounts deferred by such Participant under the Plan prior to January 1, 2005 and from which any distributions shall be subtracted; and which shall be adjusted for allocation of accrued earnings and losses thereon as described in Section 4.04 hereof. All amounts, which are credited to such Deferred Compensation Account, are credited solely for computation purposes and are at all times general assets of the Company and subject to the claims of the general creditors
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of the Company. A Participant’s Deferred Compensation Account shall be utilized solely as a device for the determination and measurement of the amounts to be paid as deferred compensation benefits to the Participant or his or her Beneficiary pursuant to the Plan. A Participant shall not have at any time any interest in or to such Deferred Compensation Account or in any deemed investment thereof. A Participant’s Deferred Compensation Account shall not constitute or be treated as a trust or trust fund of any kind.

2.07	Determination Date

“Determination Date” means the date on which the Committee determines the value of a Deferred Compensation Account. The Committee shall determine the value of each Deferred Compensation Account on the last business day of each month, and at such other times as it may, in its absolute discretion, determine.

2.08	ERISA

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

2.09	Participant

“Participant” means any individual with a Deferred Compensation Account under the Plan. An individual shall remain a Participant until the balance in his or her Deferred Compensation Account has been completely distributed.

2.10	Plan

“Plan” means the Coinstar, Inc. Executive Deferred Compensation Plan as set forth herein, together with all amendments hereto.

2.11	Plan Year

“Plan Year” means the twelve (12) consecutive month period beginning on each January 1 and ending on each following December 31 thereafter (the calendar year).

2.12	Related Company

“Related Company” means (a) any member of a controlled group of corporations as defined in Code Section 414(b) of which the Company is also a member or (b) any trade or business (whether or not incorporated) that is under common control with the Company as determined in accordance with Code Section 414(c). In determining whether a corporation, trade or business is a Related Company, including for purposes of determining whether the Participant has Terminated, the eighty percent (80%) ownership tests set forth in Code Section 1563(a)(1), (2) and (3) and Treasury Regulations Section 1.414(c)-2 shall remain at eighty percent (80%), notwithstanding anything to the contrary in Treasury Regulation Section 1.409A-1(h)(3).
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2.13	Specified Employee

“Specified Employee” means a Participant who, as of the date of the Participant’s Termination, is a key employee of the Company or any Related Company, but only if the stock of the Company or any Related Company is publicly traded on an established securities market or otherwise on the date of such Participant’s Termination. A Participant is a key employee if the Participant meets the requirements of Code Section 416(i)(1)(A)(i), (ii) or (iii) (applied in accordance with the regulations thereunder and disregarding Code Section 416(i)(5)) at any time during the twelve (12) month period ending on a “specified employee identification date.” If a Participant is a key employee as of a specified employee identification date, he or she is treated as a Specified Employee for the twelve (12) month period beginning on the related “specified employee effective date.” Unless the Company and the Related Companies have designated different dates as the specified employee designation date and/or the specified employee effective date in accordance with the provisions of Treasury Regulation Sections 1.409A-1(i)(3) and (4), the specified employee designation date shall be December 31 of each year and the specified employee effective date shall be the following April 1.

2.14	Terminate or Termination

“Terminate” and its derivations, such as “Termination,” means separation from service, within the meaning of Code Section 409A(a)(2)(A)(i), with the Company and the Related Companies for any reason.

2.15	Unforeseeable Emergency

“Unforeseeable Emergency” means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, the Participant’s Beneficiary or the Participant’s dependent (as defined in Code Section 152(a)), without regard to Sections 152(b)(1), (b)(2) and (d)(1)(B)); loss of the Participant’s property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance, for example, not as a result of a natural disaster); or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. For example: (a) the imminent foreclosure of or eviction from the Participant’s primary residence may constitute an Unforeseeable Emergency; (b) the need to pay for medical expenses, including nonrefundable deductibles, as well as for the costs of prescription drug medication may constitute an Unforeseeable Emergency; (c) the need to pay for the funeral expenses of a spouse, a Beneficiary, or a dependent (as defined in Code Section 152, without regard to Sections 152(b)(1), (b)(2) and (d)(1)(B)) may constitute an Unforeseeable Emergency; and (d) the purchase of a home and the payment of college tuition do not constitute Unforeseeable Emergencies.
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ARTICLE 3
ELIGIBILITY AND PARTICIPATION
No one shall become a Participant in the Plan after December 31, 2004.
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ARTICLE 4
ELECTIVE DEFERRALS
4.01	Participant’s Accounts

The Company shall maintain for each Participant a Deferred Compensation Account for the purpose of measuring and determining amounts payable under this Plan. The Company shall maintain such subaccounts within such Deferred Compensation Accounts as it determines to be necessary for the proper administration of the Plan. The provisions of this Article 4 shall govern such Deferred Compensation Accounts.

4.02	Elective Deferral Amounts
(a)	Elective Deferrals Amounts. No new deferrals shall be permitted under the Plan after December 31, 2004.

(b)	Vesting. A Participant shall at all times be one hundred percent (100%) vested in his or her Deferred Compensation Account.
4.03	Deemed Investment Amounts Credited to Deferred Compensation Accounts

Solely as a device to measure amounts payable to Participants or Beneficiaries hereunder, the Committee shall establish uniform and nondiscriminatory rules consistent with this Section 4.03 for the treatment of amounts credited to a Participant’s Deferred Compensation Account based on the return of a set of investment funds designated by the Committee. No investment of such amounts is required. The Company shall retain the discretion to invest all amounts credited to a Participant’s Deferred Compensation Account under this Plan as it deems appropriate. The Committee may, in its sole discretion, permit Participants to designate deemed investment of amounts credited to a Participant’s Deferred Compensation Account among investment funds designated by the Committee and to make transfers among such funds. In no event shall a Participant’s designated deemed investment in a fund be considered or construed in any manner, as an actual investment in any such fund, and in the event that the Company, in its own discretion, decides to invest funds in any or all of the funds, no Participant shall have any rights in or to such investments themselves.

4.04	Allocation of Accrued Earnings and Losses of Deemed Investments

Solely as a device to measure amounts payable to Participants or Beneficiaries hereunder, the Committee shall establish uniform and nondiscriminatory rules consistent with this Section 4.04 to determine accrued income, gains and losses from the investments of Deferred Compensation Accounts deemed to be made pursuant to Section 4.03 hereof to be allocated among Participant Deferred Compensation Accounts. Any accrued earnings and losses shall be allocated and credited (or debited) to a Participant’s Deferred
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Compensation Account on a monthly (or, if so determined by the Committee, more frequent) basis.
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ARTICLE 5
DISTRIBUTION OF BENEFITS
5.01	In General

The provisions of this Article 5 govern the distribution of amounts payable under this Plan. A Participant who Terminates for any reason shall be entitled to distribution of benefits pursuant to this Article.

5.02	Time of Distribution
(a)	Unless distributed earlier pursuant to Section 5.02(b) or (c), the Company shall distribute the balance credited to a Participant’s Deferred Compensation Account as of the applicable Determination Date to such Participant (or to such Participant’s Beneficiary, in the case of a deceased Participant) within ninety (90) days after the date of such Participant’s Termination. Notwithstanding the foregoing, in the case of any Specified Employee, any distribution due upon Termination shall be made within ninety (90) days after the earlier of (i) date that is six (6) months after the date of the Specified Employee’s Termination, and (ii) the date of the Specified Employee’s death.

(b)	If, at the time he or she elected to defer compensation for a calendar year, a Participant also elected to withdraw such deferrals (adjusted for earnings and losses thereon) as of a specified date, then the Company shall distribute the portion of the Participant’s Deferred Compensation Account attributable thereto within ninety (90) days after the first day of the calendar year containing the date specified by the Participant. A Participant who elected such an in-service withdrawal may defer such withdrawal to a later date; provided, however, that such deferral election (i) must be made in writing (in accordance with, and subject to, such rules and procedures as the Committee shall establish) at least twelve (12) months prior to the first day of the calendar year in which the withdrawal would otherwise have occurred and (ii) must result in the withdrawal being delayed until at least the fifth (5th) anniversary of the date on which it would otherwise have occurred.

(c)	If the Participant experiences an Unforeseeable Emergency, the Participant may request a distribution from his or her Deferred Compensation Account under the Plan. The amount of any such distribution may not exceed the lesser of the balance in the Participant’s Deferred Compensation Account as of the date of distribution or the amount reasonably necessary to satisfy the emergency need (which may include amounts necessary to pay Federal, state, local or foreign income taxes or penalties reasonably anticipated to result from the distribution). Whether the Participant has experienced an Unforeseeable Emergency permitting a distribution under this Section 5.02(c) shall be determined by the Committee based on the relevant facts and circumstances of each case, but, in any case, a
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distribution on account of an Unforeseeable Emergency may not be made to the extent that the emergency need is or may be relieved through reimbursement or compensation by insurance or otherwise, or by liquidation of the Participant’s assets (to the extent the liquidation would not itself cause severe financial hardship). The Participant shall be required to submit a written request for such a withdrawal, together with such supporting documentation as the Committee may require, to the Committee for review and approval. If the Committee approves the Participant’s request, any distribution shall be made within ninety (90) days after such approval.

(d)	The actual date during the applicable ninety (90) day period on which distribution will be made shall be determined by the Committee, in its sole and absolute discretion, and neither the Participant nor his or her Beneficiary shall have any right to designate that date.
5.03	Amount and Method of Distribution of Benefits

A Participant shall be entitled to receive a distribution of the balance credited to his or her Deferred Compensation Account (or the portion of such balance that is being distributed) as of the Determination Date coinciding with or immediately preceding the date on which the distribution is processed. All distributions (including withdrawals) shall be made in a lump sum.

5.04	Committee Decision

Any decision to be made under this Article 5 with respect to the distribution of benefits with respect to a Participant under this Plan shall be made by the Committee, but such Participant shall exclude himself therefrom for purposes of those decisions if such Participant is a member of the Committee.

5.05	Designation of Beneficiaries

A Participant may elect to designate a Beneficiary(ies) to receive any benefits payable under this Plan upon the Participant’s death. The Committee may prescribe a particular Beneficiary designation form and, if it does so, no Beneficiary designation shall be valid unless it is made on such form. In the event of a new Beneficiary designation, all Beneficiary designations previously filed shall be cancelled. No designation or change in designation of a Beneficiary shall be effective until received and acknowledged in writing by the Committee or its designated agent. The Participant may change such designation from time to time and the last written designation delivered to the Committee prior to the Participant’s death will control. If the Participant fails to specifically designate a Beneficiary, or such designation is invalid, or if no designated Beneficiary survives the Participant, or if all designated Beneficiaries who survive the Participant die before all payments are made, then the remaining payments shall be made to the Participant’s surviving spouse if such spouse is then living; if such spouse is not living, then to the executors or administrators of the estate of the Participant. If the Committee has any doubts as to the proper beneficiary to receive payment pursuant to this Plan, the
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Committee shall have the right, exercisable in its discretion to cause the Participating Companies to withhold such payments until the matter is resolved to the Committee’s satisfaction.
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ARTICLE 6
FINANCING AND UNFUNDED STATUS
6.01	Costs Borne by the Company

The costs of the Plan shall be borne by the Company.

6.02	Unfunded Plan

All benefits under the Plan shall be paid from the Company’s general assets. Participants and their Beneficiaries, heirs, successors, and assigns shall have no secured legal or equitable rights, interest or claims in or to any property or assets of the Company, nor shall they be beneficiaries of, or have any rights, claims or interests in any property or asset which may be acquired by the Company. The Company need not hold any assets in trust or as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all of the Company’s assets and policies shall be, and remain, the general, unpledged, unrestricted assets of the Company. The Company’s obligation under the Plan shall be that of an unfunded and unsecured promise to pay money in the future, and the Participants shall have the status of general unsecured creditors of the Company.

6.03	Trust

At its sole discretion, the Company may establish one (1) or more trusts, with such trustees as the Board may approve, for the purpose of providing for the payment of benefits owed under the Plan. Although such a trust may be irrevocable, its assets shall be held for payment of all the Company’s general creditors in the event of the Company’s insolvency. To the extent any benefits provided under the Plan are paid from any such trust, the Company shall have no further obligation to pay them. If not paid from any trust, such benefits shall remain the obligation of the Company.

6.04	Unfunded Status

This Plan is intended to be unfunded for purposes of both ERISA and the Code.
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ARTICLE 7
ADMINISTRATION
8.01	General Administration

The Board shall appoint a Committee consisting of not less than three (3) persons to administer the Plan. Any member of the Committee may at any time be removed, with or without cause, and his or her successor appointed by the Board, and any vacancy caused by death, resignation or other reason shall be filled by the Board. The Committee shall be the plan administrator of the Plan and in general shall be responsible for the management and administration of the Plan. The Committee shall have full power and discretionary authority to administer the Plan in all of its details (including, without limitation, the discretionary authority to decide all claims for benefits and to construe and interpret the terms of the Plan), subject to applicable requirements of law. The Committee may approve amendments to the Plan, without prior approval or subsequent ratification by the Board, if the amendment: (i) does not significantly change the benefits provided under the Plan (except as required by a change in applicable law); (ii) does not significantly increase the costs of the Plan; or (iii) the amendment is intended either to enable the Plan to remain in compliance with the requirements of the Code, ERISA, or other applicable law, or to facilitate administration of the Plan. A duly authorized officer of the Company shall execute the amendment, evidencing the Company’s adoption of the amendment.

No member of the Committee who is an employee of the Company shall receive compensation for his or her services to the Plan. The Committee shall have such duties and powers as may be necessary to discharge its duties under this Plan. The fiscal records of the Plan shall be maintained on the basis of the Plan Year.

8.02	Committee Procedures

The Committee may act at a meeting or in writing without a meeting. The Committee may adopt such by-laws and regulations, as it deems desirable for the conduct of its affairs. All decisions shall be made by majority vote. No member of the Committee who is at any time a Participant in this Plan shall vote in a decision of the Committee (whether in a meeting or by written action) made specifically and uniquely with respect to such member of the Committee or amount, payment, timing, form or other aspect of the benefits of such Committee member under this Plan.

8.03	Indemnification of Committee Members

The Participating Companies shall indemnify and hold harmless each member of the Committee against any and all liability, claims, damages and expense (including all expenses reasonably incurred in such Committee member’s defense in the event that the Company fails to provide such defense upon such Committee member’s written request)
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which the Committee member may incur while acting in good faith in the administration of the Plan.
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ARTICLE 9

CLAIM PROCEDURES
9.01	Presentation of Claim

Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a “Claimant”), or his or her authorized representative, may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. The Committee shall have the discretionary authority to decide all claims for benefits and to construe and interpret the terms of the Plan.

9.02	Review of Claim
(a)	Claims will be decided by the Committee, which will make its decision with respect to a claim and notify the Claimant (or his or her authorized representative) in writing of such decision within ninety (90) days after receiving the claim. The Committee may extend this ninety (90) day period for an additional ninety (90) days if it determines that special circumstances require additional time to process the claim. The Committee shall notify the Claimant (or his or her authorized representative) in writing of any such extension within ninety (90) days of receiving the claim. The notice will include the reason(s) why the extension is necessary and the date by which the Committee expects to render its decision on the claim.

(b)	If a claim is partially or completely denied, the written notice to the Claimant (or his or her authorized representative) will include:
(i)	The specific reason or reasons for the denial;

(ii)	Reference to the specific Plan provisions on which the denial is based;

(iii)	A description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and

(iv)	A description of the Plan’s claim appeal procedure (and the time limits applicable thereto), including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA, following an adverse determination on appeal.
(c)	If a Claimant submits a claim in accordance with the procedure described above and does not hear from the Committee (or its delegate) within ninety (90) days, the claim shall be deemed denied.
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9.03	Appealing Claim Denial
(a)	If a claim is partially or completely denied, the Claimant has the right to appeal the denial. To appeal a claim denial, the Claimant (or his or her authorized representative) must file a written request for appeal with the Committee within sixty (60) days after receiving written notice of the claim denial or, if the Claimant does not hear from the Committee within the relevant time period set forth in Section 9.02(a), within sixty (60) days after the last day of such period. This written request for appeal should include:
(i)	A statement of the grounds on which the appeal is based;

(ii)	Reference to the specific Plan provisions that support your claim;

(iii)	The reason(s) or argument(s) why the Claimant believes the claim should be granted and the evidence supporting each reason or argument; and

(iv)	Any other comments, documents, records or information relating to the claim that the Claimant wishes to submit.
(b)	The Claimant (or his or her authorized representative) will be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (within the meaning of 29 C.F.R. § 2560.503-1(m)(8)) to his or her claim.
9.04	Decision on Appeal
(a)	Appeals will be decided by the Committee, which will render its decision with respect to an appeal and notify the Claimant (or his or her authorized representative) in writing of such decision within sixty (60) days after receiving the appeal. The Committee may extend this sixty (60) day period for an additional sixty (60) days if it determines that special circumstances require additional time to process the appeal. The Committee will notify the Claimant (or his or her authorized representative) in writing of any such extension within sixty (60) days of receiving the appeal. The notice will included the reason(s) why the extension is necessary and the date by which the Committee expects to render its decision on the appeal. In reaching its decision, the Committee will take into account all of the comments, documents, records and other information that the Claimant (or his or her authorized representative) submitted, without regard to whether such information was submitted or considered by the Committee in its initial denial of the claim.

(b)	If a claim is partially or completely denied on appeal, the written notice of claim denial will include the following:
(i)	The specific reason or reasons for the denial;

(ii)	Reference to the specific Plan provisions on which the denial is based;
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(iii)	A statement that the Claimant (or his or her authorized representative) is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (within the meaning of 29 C.F.R. § 2560.503-1(m)(8)) to the claim; and

(iv)	A statement of the Claimant’s right to bring an action under Section 502(a) of ERISA.
(c)	If a Claimant files an appeal in accordance with the procedure described above and does not hear from the Committee within sixty (60) days, the appeal shall be deemed denied.
9.05	Legal Action

A Participant or Beneficiary must comply with the claim and appeal procedures described above before seeking any other legal recourse (including filing a law suit) regarding claims for benefits. If a Claimant wishes to file a court action after exhausting the foregoing procedures, the Claimant (or his or her authorized representative) must file such action in a court of competent jurisdiction within one hundred eighty (180) days after the date on which the Claimant (or his or her authorized representative) received the Committee’s written denial of the appeal or, if the Claimant does not hear from the Committee within the relevant time period set forth in Section 9.04(a), within one hundred eighty (180) days after the last day of such period. Court actions may not be commenced after this one hundred eighty (180) day period. Any judicial review of the Committee’s decision on a claim will be limited to whether, in the particular instance, the Committee abused its discretion. In no event will such judicial review be on a de novo basis, because the Committee has discretionary authority to determine eligibility for (and the amount of) benefits under the Plan and to construe and interpret the terms and provisions of the Plan.
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ARTICLE 10
AMENDMENT AND TERMINATION OF PLAN
Generally, the Company shall have the right to amend or terminate the Plan by action of the Board (or the Committee to the extent provided in Section 1) at any time; provided, however, that no amendment or termination may reduce the balance in a Participant’s Deferred Compensation Account. A duly authorized officer of the Company shall execute the amendment, evidencing the Company’s adoption of the amendment. If the Plan is terminated, then the balance credited to the Participant’s Deferred Compensation Account will be distributed at the same time and in the same form as it would have been distributed had the Plan not been terminated, unless the Board, in its sole and absolute discretion, directs that distributions occur sooner in accordance with the provisions of Treasury Regulation Section 1.409A-3(j)(4)(ix).
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ARTICLE 11
GENERAL PROVISIONS
11.01	Limitation of Rights
Neither the establishment of this Plan nor any amendment thereof, nor the payment of any benefits, will be construed as giving to any Participant, Beneficiary, or other person any legal or equitable right against the Company, except as provided herein. Neither the establishment of this Plan nor any amendment thereof, nor the payment of benefits, nor any action taken with respect to this Plan shall confer upon any person the right to be continued in the employment of the Company or Related Company.

11.02	No Assignment or Alienation of Benefits

The rights of a Participant, Beneficiary or any other person to payment of benefits under this Plan may not be assigned, transferred, anticipated, conveyed, pledged or encumbered; nor shall any such right be in any manner subject to levy, attachment, execution, garnishment or any other seizure under legal, equitable or other process for payment of any debts, judgments, alimony, or separate maintenance, or reached or transferred by operation of law in the event of bankruptcy, insolvency or otherwise (except to the extent required by applicable law); provided, however, that a Participant shall have the right to designate in writing and in accordance with the provisions of Section 5.05 hereof primary and contingent Beneficiaries to receive benefit payments subsequent to the death of the Participant. Notwithstanding the foregoing, the Committee, in its sole discretion, may authorize payment (including immediate payment) to an alternate payee to the extent necessary to fulfill a “domestic relations order,” as defined in Code Section 414(p)(1)(B).

11.03	Successors

The provisions of this Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns, and each Participant and his or her heirs, executors, administrators and legal representatives.

11.04	Governing Law

The provisions of this Plan shall be construed and interpreted according to the internal laws of the State of Washington without regard to its conflicts of laws principles, to the extent such laws are not preempted by ERISA or other applicable federal law.

11.05	Entire Agreement

This plan document together with any agreement or documents referred to herein represents the entire agreement between the Company and any Participant in this Plan with respect to any interests in benefits payable under this Plan. This agreement
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supersedes any and all prior agreements between the Company and any Participant, whether such agreement or agreements were written or oral with respect to any interests in benefits payable under this Plan. Any amendment or modification to the terms of this Plan must be in writing and signed by an authorized officer of the Company.
11.06	Unsecured General Creditor

Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of a Company. For purposes of the payment of benefits under this Plan, any and all of a Company’s assets shall be, and remain, the general, unpledged, unrestricted assets of the Company. A Company’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

11.07	Not a Contract of Employment

The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Company and a Participant. Such employment is hereby acknowledged to be an “at will” employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, unless expressly provided in a written employment agreement. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of the Company, either as an employee or consultant, or to interfere with the right of the Company to discipline or discharge the Participant at any time.

11.08	Captions

The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

11.10	Notice

Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:
Benefits Committee
Coinstar, Inc.
1800 114th Avenue SE
Bellevue, WA 98004
Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.
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11.11	Validity

In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

11.12	Incompetent

If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person’s property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person, or the Committee may direct the payment of such benefit in such manner as the Committee considers advisable. Any payment of a benefit shall be a payment for the account of the Participant and the Participant’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

11.13	Furnishing Information

A Participant or his or her Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

11.14	Code Section 409A

The Company makes no representations or warranties to any Participant with respect to any tax, economic or legal consequences of participating in this Plan, including without limitation under Code Section 409A, and no provision of this Plan shall be interpreted or construed to transfer any liability for failure to comply with Code Section 409A or any other legal requirement from any Participant or any other person to the Company, any Related Company or any other person. The Participant, by having elected to defer compensation under the Plan, shall be deemed to have waived any claim against the Company, the Related Companies and any other person with respect to any such tax, economic or legal consequences. However, to the extent Code Section 409A is applicable to the Plan and the benefits provided hereunder, the Company intends that the Plan comply with the deferral, payout and other limitations and restrictions imposed under Code Section 409A. Notwithstanding any provision of the Plan to the contrary, the Plan shall be interpreted, operated and administered in a manner consistent with such intention. Moreover, the Plan shall be deemed to be amended, and any deferrals and distribution elections hereunder shall be deemed to be modified, to the extent the Committee determines to be necessary and effective to comply with the requirements of Code Section 409A and to avoid or mitigate the imposition of additional taxes under Code Section 409A, while preserving to the maximum extent possible the essential economics of the Participants’ rights under the Plan.
Coinstar Executive DCP

* * *
IN WITNESS WHEREOF, the Company has caused this Plan to be duly executed for and on behalf of the Company by its duly authorized officers on this the 31st day of December, 2008.

COINSTAR, INC.

By: Title:	/s/ Donald Rench Secretary
Coinstar Executive DCP